Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Select Tax-Free Income Portfolio 2
811-06622


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common shares

To approve a new investment management
 agreement

   For
           7,623,580
   Against
              224,028
   Abstain
              328,432
   Broker Non-Votes
           2,952,308
      Total
         11,128,348


To approve a new sub-advisory agreement.


   For
           7,593,717
   Against
              240,867
   Abstain
              341,456
   Broker Non-Votes
           2,952,308
      Total
         11,128,348



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236561.